CERTIFICATE OF FORMATION

OF

PH HOLDING LLC

This Certificate of Formation of PH Holding LLC, dated as of June 17, 2009, is being duly executed and filed by Megan J. Lowe, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST: The name of the limited liability company is:

PH HOLDING LLC

SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road Suite 400 in the City of Wilmington, DE 19808 in the County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD: Woodside Group, LLC, a Nevada limited liability company, is authorized to execute, deliver and file any necessary and appropriate documents relating to an Indenture providing for the issuance of debt securities of PH Holding LLC (including, without limitation, a Form T-3 application for the qualification of such Indenture under the Trust Indenture Act of 1939 to be filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto) in the name of, and on behalf of, PH Holding LLC until such time as the appointment of an initial officer or manager of PH Holding LLC is effective.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of PH Holding LLC this 17th day of June, 2009.

By:	/s/ Megan J. Lowe
Name:	Megan J. Lowe
Title:	Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

PH HOLDING LLC

This Certificate of Amendment to the Certificate of Formation of PH Holding LLC, dated as of October 16, 2009, is being duly executed and filed by Megan J. Lowe, as an authorized person, under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

1.	The name of the limited liability company is:

PH HOLDING LLC

2.         The Certificate of Formation of the limited liability company is hereby amended by amending and restating Article Third thereof in its entirety to read as follows:

THIRD: The initial Manager of PH Holding LLC is Exceller Real Estate Advisors, LLC. The initial Manager is authorized to execute, deliver and file any necessary and appropriate documents relating to an Indenture providing for the issuance of debt securities of PH Holding LLC (including, without limitation, a Form T-3 application for the qualification of such Indenture under the Trust Indenture Act of 1939 to be filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto, and an indemnification agreement with the initial Manager) in the name of, and on behalf of, PH Holding LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation of PH Holding LLC this 16th day of October, 2009.

By:	/s/ Megan J. Lowe
Name:	Megan J. Lowe
Title:	Authorized Person